UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2014 (February 13, 2014)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610,

Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2014, Acadia Healthcare Company, Inc. (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to its Amended and Restated Credit Agreement, dated as of December 31, 2012. The Fourth Amendment increased the size of the Company’s Amended and Restated Senior Credit Facility and extended the maturity date thereof, which resulted in the Company having a revolving line of credit of up to $300.0 million and term loans of $300.0 million. The Fourth Amendment also reduced the interest rates applicable to the Amended and Restated Senior Credit Facility and provided increased flexibility to the Company in terms of its financial and other restrictive covenants, as described in greater detail below. Borrowings under the revolving line of credit are subject to customary conditions precedent to borrowing. The term loans require quarterly principal payments of $1.9 million for March 31, 2014 to December 31, 2014, $3.8 million for March 31, 2015 to December 31, 2015, $5.6 million for March 31, 2016 to December 31, 2016, $7.5 million for March 31, 2017 to December 31, 2017, and $9.4 million for March 31, 2018 to December 31, 2018, with the remaining principal balance due on the maturity date of February 13, 2019. The Fourth Amendment also provides for a $150.0 million incremental credit facility, with the potential for unlimited additional incremental amounts, provided the Company meets certain financial ratios, in each case subject to customary conditions precedent to borrowing. The description below of certain terms of the Amended and Restated Credit Agreement reflects changes as a result of the Fourth Amendment.

Borrowings under the Amended and Restated Senior Credit Facility are guaranteed by each of the Company’s wholly-owned domestic subsidiaries (other than The Pavilion at HealthPark, LLC (“Park Royal”) and certain other excluded subsidiaries) and are secured by a lien on substantially all of the assets of the Company and its wholly-owned domestic subsidiaries (other than Park Royal and certain other excluded subsidiaries). Borrowings under the Amended and Restated Senior Credit Facility bear interest at a rate tied to the Company’s consolidated leverage ratio (defined as consolidated funded debt to consolidated EBITDA, in each case as defined in the Amended and Restated Credit Agreement). Eurodollar Rate Loans bear interest at the Applicable Rate plus the Eurodollar Rate (as defined in the Amended and Restated Credit Agreement) (based upon the British Bankers Association LIBOR Rate (as defined in the Amended and Restated Credit Agreement) prior to commencement of the interest rate period). Base Rate Loans bear interest at the Applicable Rate plus the highest of (i) the federal funds rate plus 1/2 of 1.0%, (ii) the prime rate and (iii) the Eurodollar Rate plus 1.0%. In addition, the Company is required to pay a commitment fee on undrawn amounts under the revolving line of credit. The Fourth Amendment resulted in a 0.50% decrease in the Applicable Rate for LIBOR Rate Loans (as defined in the Amended and Restated Credit Agreement) and a 0.10% decrease in the Unused Line Fee (as defined in the Amended and Restated Credit Agreement), as reflected in the table set forth below.

The interest rates and the unused line fee on unused commitments related to the Amended and Restated Credit Agreement are based upon the following pricing tiers:

Pricing Tier	Consolidated Leverage Ratio	LIBOR Rate Loans	Base Rate Loans	Unused Line Fee
1	<3.5:1.0	2.25%	1.25%	0.30%
2	≥3.5:1.0 but <4.0:1.0	2.50%	1.50%	0.35%
3	≥4.0:1.0 but <4.5:1.0	2.75%	1.75%	0.40%
4	≥4.50:1.0	3.00%	2.00%	0.45%

The Amended and Restated Credit Agreement requires the Company and its subsidiaries to comply with customary affirmative, negative and financial covenants. A breach of any of the restrictions or covenants in the Company’s debt agreements could cause a cross-default under other debt agreements. The Company may be required to pay all of its indebtedness immediately if it defaults on any of the numerous financial or other restrictive covenants contained in any of its material debt agreements. Set forth below is a brief description of such covenants, all of which are subject to customary exceptions, materiality thresholds and qualifications:

a)	the affirmative covenants include the following: (i) delivery of financial statements and other customary financial information; (ii) notices of events of default and other material events; (iii) maintenance of existence, ability to conduct business, properties, insurance and books and records; (iv) payment of taxes; (v) lender inspection rights; (vi) compliance with laws; (vii) use of proceeds; (viii) further assurances; and (ix) additional collateral and guarantor requirements.

b)	the negative covenants include limitations on the following: (i) liens; (ii) debt (including guaranties); (iii) investments; (iv) fundamental changes (including mergers, consolidations and liquidations); (v) dispositions; (vi) sale leasebacks; (vii) affiliate transactions and the payment of management fees; (viii) burdensome agreements; (ix) restricted payments; (x) use of proceeds; (xi) ownership of subsidiaries; (xii) changes to line of business; (xiii) changes to organizational documents, legal name, state of formation, form of entity and fiscal year; (xiv) capital expenditures (not to exceed 10.0% of total revenues of the Company and its subsidiaries); (xv) prepayment or redemption of certain senior unsecured debt; and (xvi) amendments to certain material agreements. The Company is generally not permitted to issue dividends or distributions other than with respect to the following: (w) certain tax distributions; (x) the repurchase of equity held by employees, officers or directors upon the occurrence of death, disability or termination subject to cap of $500,000 in any fiscal year and compliance with certain other conditions; (y) in the form of capital stock; and (z) scheduled payments of deferred purchase price, working capital adjustments and similar payments pursuant to the merger agreement or any permitted acquisition.

c)	The financial covenants include maintenance of the following:

•	the fixed charge coverage ratio may not be less than 1.25:1.00 as of the end of any fiscal quarter;

•	the consolidated leverage ratio may not be greater than the amount set forth below as of the date opposite such ratio:

Fiscal Quarter Ending	Maximum Consolidated Leverage Ratio
March 31, 2014	5.50:1.0
June 30, 2014	5.50:1.0
September 30, 2014	5.50:1.0
December 31, 2014	5.50:1.0
March 31, 2015	5.25:1.0
June 30, 2015	5.25:1.0
September 30, 2015	5.25:1.0
December 31, 2015	5.25:1.0
March 31, 2016	5.00:1.0
June 30, 2016	5.00:1.0
September 30, 2016	5.00:1.0
December 31, 2016	5.00:1.0
March 31, 2017 and each fiscal quarter ending thereafter	4.50:1.0

•	the consolidated senior secured leverage ratio may not be greater than the amount set forth below as of the date opposite such ratio:

Fiscal Quarter Ending	Maximum Consolidated Senior Secured Leverage Ratio
March 31, 2014	3.50:1.0
June 30, 2014	3.50:1.0
September 30, 2014	3.50:1.0
December 31, 2014	3.50:1.0
March 31, 2015	3.25:1.0
June 30, 2015	3.25:1.0
September 30, 2015	3.25:1.0
December 31, 2015	3.25:1.0
March 31, 2016 and each fiscal quarter ending thereafter	3.00:1.0

The foregoing is only a summary of the material terms of the Fourth Amendment and does not purport to be complete, and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On February 19, 2014, the Company issued a press release announcing, among other things, Acadia’s operating and financial results for the fourth quarter and year ended December 31, 2013. The press release is furnished herewith as Exhibit 99 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10	Fourth Amendment, dated February 13, 2014, to the Amended and Restated Credit Agreement, dated December 31, 2012, by and among Bank of America, N.A. (Administrative Agent, Swing Line Lender and L/C Issuer) and Acadia Healthcare Company, Inc., the guarantors listed on the signature pages thereto, and the lenders listed on the signature pages thereto.

99	Press Release of Acadia Healthcare Company, Inc., dated February 19, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: February 19, 2014	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description

10	Fourth Amendment, dated February 13, 2014, to the Amended and Restated Credit Agreement, dated December 31, 2012, by and among Bank of America, N.A. (Administrative Agent, Swing Line Lender and L/C Issuer) and Acadia Healthcare Company, Inc., the guarantors listed on the signature pages thereto, and the lenders listed on the signature pages thereto.

99	Press Release of Acadia Healthcare Company, Inc., dated February 19, 2014.